UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 21, 2017

Repros Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15281 (Commission File Number)	76-0233274 (I.R.S. Employer Identification No.)

2408 Timberloch Place, Suite B-7
The Woodlands, TX	77380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 719-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.08	Shareholder Director Nominations.

Repros Therapeutics Inc. (the “Company”) plans to hold its 2017 Annual Meeting of Stockholders on September 13, 2017. This date is more than 30 days after the anniversary of the Company’s 2016 Annual Meeting of Stockholders. As a result, in accordance with the Company’s Restated Bylaws, as amended, and the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”), written notice from a stockholder interested in bringing business before the Company’s 2017 Annual Meeting of Stockholders or nominating a director candidate for election at the Company’s 2017 Annual Meeting of Stockholders, including, any notice on Schedule 14N, must be received by no later than 5:00 p.m., Central time, on August 10, 2017 at the Company’s principal executive office, 2408 Timberloch Place, Suite B-7, The Woodlands, TX, 77380. Any such written notice must be directed to the attention of the Company’s Secretary and comply with the applicable advance notice provisions of the Company’s Restated Bylaws, as amended. Stockholder proposals intended to be considered for inclusion in the Company’s proxy materials for the 2017 Annual Meeting of Stockholders must comply with the requirements, including the deadline, set forth above as well as the all applicable rules and regulations promulgated by the SEC under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPROS THERAPEUTICS INC.

By:	/s/ Kathi Anderson
Kathi Anderson
Chief Financial Officer

Dated: July 26, 2017